Exhibit 32.2

CERTIFICATION

Pursuant to 18 U.S.C. § 1350, the undersigned officers of Wabtec Corporation (the “Company”), hereby certify, to the best of their knowledge, that the Company’s Amended Annual Report on Form 10-K/A for the year ended December 31, 2003 (the “Report”) fully complies with the requirements of Section 13(a) or 15(d), as applicable, of the Securities Exchange Act of 1934 and that the information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

By:	/s/ WILLIAM E. KASSLING

William E. Kassling Chairman of the Board and Director

Date: May 14, 2004

By:	/s/ ALVARO GARCIA-TUNON

Alvaro Garcia-Tunon Chief Financial Officer

Date : May 14, 2004